EXHIBIT 99

Coca-Cola Enterprises Inc.                             NEWS RELEASE

CONTACT:	Scott Anthony -- Investor Relations (770) 989-3105
Laura Asman -- Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST
THIRD-QUARTER CONFERENCE CALL

ATLANTA, October 10, 2001 -- Coca-Cola Enterprises today announced that a third quarter conference call with financial analysts and investors will be webcast live over the Internet on Wednesday, October 17, 2001 at 9:00 a.m. (EDT). The Company will release its third quarter 2001 financial results before the market opens Wednesday morning.

The public can access the live webcast through the Company's website at www.cokecce.com.  A replay of the conference call will be available online through the Investor Relations section of the website.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

# # #